
<ARTICLE>                  5

<PERIOD-TYPE>                                        6-MOS
<FISCAL-YEAR-END>                                    MAR-31-1998
<PERIOD-END>                                         SEP-30-1997
<CASH>                                               403,957
<SECURITIES>                                         3,066,351
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       34,140,696<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           33,813,548
<TOTAL-LIABILITY-AND-EQUITY>                         34,140,696<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     124,585<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     276,532<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (1,588,136)<F5>
<EPS-PRIMARY>                                        (30.87)
<EPS-DILUTED>                                        000

<F1>Included  in total assets is  Investments in Local Limited  Partnerships  of
$30,383,604, Restricted cash $245,821, Organizational costs, net, of $4,167 and Other assets of $36,796.
<F2>Included in Total liability and Equity is Accounts payable to  affiliates of
$292,458 and accounts  payable and accrued  expenses $34,690.
<F3>Total  revenue includes  Investment of $100,095 and Other $24,490.
<F4>Included in Other Expenses is Asset Management fees of $142,194, General and
Administrative of $111,471,  and Amortization of $22,867.
<F5>Net  loss  reflects  Equity  in  losses  of  Local Limited  Partnerships  of
$1,436,189.

